DISTRIBUTING AGREEMENT


DISTRIBUTING AGREEMENT, dated as of July 27, 2001, between TH LEE, PUTNAM INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), on behalf of its series TH LEE, PUTNAM EMERGING OPPORTUNITIES PORTFOLIO (the "Fund"), and PUTNAM RETAIL MANAGEMENT, L.P., a Massachusetts limited partnership (the "Distributor").

In consideration of the mutual agreements herein made, the parties hereto agree as follows:

1. Exclusive Distributor. The Trust hereby agrees that the Distributor shall be for the period of this Agreement exclusive agent for distribution within the United States and its territories, and the Distributor agrees to use its best efforts during such period to effect such distribution, of shares of beneficial interest in the Fund ("Shares"); provided, however, that nothing herein shall prevent the Fund, if it so elects, from selling or otherwise distributing its Shares directly to any persons other than dealers. The Trust understands that the Distributor also acts as agent for distribution of the shares of capital stock or beneficial interests of certain open-end investment companies which have entered into management agreements with Putnam Investments, L.L.C. and its affiliates.

2. Sales of Shares.

(a) The Shares will be offered initially at a fixed price (plus applicable sales charges) during an offering period (the "Initial Offering Period") that will terminate on the date specified in the preliminary prospectus of the Fund, as the same may be amended or supplemented during the Initial Offering Period. Sales of Shares during the Initial Offering Period will be limited to an aggregate value of approximately $250 million. After completion of the Initial Offering Period, the Trust may commence a continuous offering of the Shares at a price equal to their net asset value plus applicable sales charges, as disclosed in the Fund's then current Prospectus (as defined below).
Such continuous offering may be discontinued at any time by the officers of the Trust for any reason sufficient to them. The Trust may, upon notice to the Distributor, commence other continuous offerings of the Shares from time to time in the future. The Trust will advise the Distributor of any limit on the aggregate value of Shares to be sold during any continuous offering. The Initial Offering Period and any subsequent continuous offerings are referred to herein as "Offering Periods."

(b) The Distributor is authorized, as agent for the Fund and not as principal, during any Offering Period (i) to offer and sell Shares to such dealers or brokers as the Distributor may select pursuant to the terms of written selected dealer agreements or selected broker agreements, as the case may be, in form or forms approved by the Fund, and (ii) to offer and sell Shares to other purchasers on such terms as may be provided in the then current Prospectus of the Fund relating to such Shares; provided, however, that no sales of Shares shall be confirmed by the Distributor at any time when the Fund has informed the Distributor that sales will not be accepted. Each sale of Shares shall be effected by the Distributor only at the applicable price determined by the Fund in the manner prescribed in its then current Prospectus relating to such Shares. The Distributor shall comply with all applicable laws, rules and regulations applicable to the sale of Shares. The Fund agrees, as long as its Shares may legally be issued, to fill all orders confirmed by the Distributor in accordance with the provisions of this Agreement.

3. Compensation. As compensation for the services of the Distributor under this Agreement, the Distributor shall be entitled to receive the sales charge, determined in conformity with the Fund's then current Prospectus relating to such Shares, on all sales of Shares confirmed by the Distributor hereunder and for which payment has been received, less the dealers' concession allowed in respect of such sales.

4. Expenses. The Fund agrees to pay the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "Securities Act") of the Fund's Registration Statement (as defined below) and notification of registration on Form N-8A and any amendments and exhibits thereto; the costs of preparing, printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus; the costs of preparing this Agreement and the Selected Dealer Agreement, Selected Broker Agreement and Shareholder Servicing Agreement; the costs of filings with the National Association of Securities Dealers, Inc.; the costs and expenses of advertising and sales material used in any offering of the Shares; and all other costs and expenses incident to the performance of the obligations of the Fund under this Agreement; provided that, except as provided in this Section, the Distributor shall pay its own costs and expenses, including the fees and expenses of its counsel, any transfer taxes on the Shares which it may sell, the up-front compensation to dealers, the structuring fee to UBS PaineWebber Inc. referred to in the Prospectus and all fees and related expenses connected with its own qualification as a broker or dealer authorized under Federal or State laws to distribute shares of a closed-end "interval" investment company within the meaning of Rule 23c-3 under the 1940 Act; and provided further that in the event the transactions contemplated hereunder are not consummated, the Distributor will pay all costs and expenses set forth in this Section which the Fund would have paid if such transactions were consummated.

The Fund also agrees to pay all fees and related expenses which may be incurred in connection with the qualification of Shares for sale in such States (as well as the District of Columbia, Puerto Rico and other territories) as the Distributor may designate, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares, of supplying information, prices and other data to be furnished by it hereunder and, through Putnam Fiduciary Trust Company, of all data processing and related services related to the share distribution activity contemplated hereby.

5. Prospectus and Other Information. The Fund represents and warrants to and agrees with the Distributor that:

(a) A registration statement on Form N-2, including a prospectus relating to the Shares, has been filed by the Trust under both the Securities Act and the 1940 Act. Such registration statement, as from time to time hereafter amended, and also any other registration statement relating to the Shares which may be filed by the Fund pursuant to the Securities Act and the 1940 Act, is herein referred to as the "Registration Statement", and any prospectus filed by the Fund as a part of the Registration Statement and any prospectus within the meaning of Rule 482 under the Securities Act prepared or authorized by the Fund, as the "Prospectus".

(b) As of the date of this Agreement, the Registration Statement has not been declared effective, and the Fund does not expect it to be declared effective until on or about the close of the Initial Offering Period; the Fund will not request the Distributor to confirm any sales of Shares until such time as the Registration Statement has been declared effective.

(c) At all times during any Offering Period, the Registration Statement and Prospectus will conform in all respects to the requirements of the Securities Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (including, in the case of a preliminary prospectus, Section 10(b) of the Securities Act and the rules thereunder), and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in the light of the circumstances under which they were made), except that the foregoing does not apply to any statements or omissions in either of such documents based upon written information furnished to the Fund by the Distributor specifically for use therein.

The Fund agrees to prepare and furnish to the Distributor from time to time a copy of its Prospectus, and authorizes the Distributor to use such Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of the Fund's Shares. The Fund also agrees to furnish the Distributor from time to time, for use in connection with the offer and sale of such Shares, such information with respect to the Fund and its Shares as the Distributor may reasonably request.

6. Compliance with NASD Rules. In selling Fund Shares, the Distributor will in all respects duly comply with all state and federal laws relating to the sale of such securities and with all applicable rules and regulations of all regulatory bodies, including, without limitation, the Conduct Rules of the National Association of Securities Dealers, Inc., and all applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, and will indemnify and hold the Fund harmless from any damage or expense on account of any unlawful act by the Distributor or its agents or employees. The Distributor is not, however, to be responsible for the acts of other dealers or agents except as and to the extent that they shall be acting for the Distributor or under its direction or authority. None of the Distributor, any dealer, any agent or any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus, as supplemented or amended by the Fund from time to time.

7. No Secondary Market Activity. the Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for Shares received by the Distributor from dealers, agents and investors. It is understood that Shares of the Fund will not be repurchased by the Distributor or by the Fund (except as described in the Prospectus) and that no secondary market for the Shares exists currently or is expected to develop. Any representation as to a repurchase offer by the Fund, other than that which is set forth in the Fund's then current Prospectus, is expressly prohibited. The Distributor hereby covenants that it (i) will not make a secondary market in any Shares of the Fund, (ii) will not purchase or hold such Shares in inventory for the purpose of resale in the open market, (iii) will not repurchase such Shares in the open market and (iv) will require every dealer or broker or other agent participating in the distribution of the Fund's Shares in the Offering Periods to make the same covenants contained in clauses (i), (ii) and (iii) of this Section 7 as a condition precedent to their participation in such distribution.

8. Indemnification.

(a) The Fund will indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a Prospectus, in the light of the circumstances under which they were made); and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in conformity with written information furnished to the Fund by the Distributor specifically for use therein; and provided further that nothing herein shall be so construed as to protect the Distributor against any liability to the Fund or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

(b) The Distributor will indemnify and hold harmless the Fund, each of its officers, each of the Trustees of the Trust and each person, if any, who controls the Fund within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Fund or any such officer, Trustee or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Fund by the Distributor specifically for use therein; or (ii) any untrue statement or alleged untrue statement of any material fact contained in any sales material not prepared or authorized by the Fund which is utilized in connection with the sale of Shares or arises out of or is based upon an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Distributor will reimburse any legal or other expenses reasonably incurred by the Fund or any such officer, Trustee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

9. Effective Date. This Agreement shall become effective upon its execution by an authorized officer of the respective parties to this Agreement.

10. Term of Agreement. This Agreement shall continue in effect through June 30, 2003 and through June 30 of each year thereafter if such continuance is approved in the manner required by the 1940 Act and the rules thereunder and the Distributor shall not have notified the Fund in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty, on 60 days' written notice to the Distributor by vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Fund, or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act). This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

IN WITNESS WHEREOF, the Fund and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                      TH LEE, PUTNAM INVESTMENT TRUST

                                           /s/ William H. Woolverton
                                      By:  --------------------------------
                                      Name: William H. Woolverton
                                      Title: Vice President and Clerk

                                      PUTNAM RETAIL MANAGEMENT, L.P.

                                      By:  --------------------------------
                                      Name:
                                      Title: